Exhibit 99.1



               Mpower Holding Announces Third Quarter 2004 Results

             Updates Guidance to Reflect ICG California Acquisition


ROCHESTER, NY - October 29, 2004 - Mpower Holding Corporation (AMEX: MPE), the parent company of Mpower Communications Corp., a leading provider of broadband Internet access and telephone services to business customers, today announced results of its operations for the third quarter ended September 30, 2004.

Mpower reported operating revenue from continuing operations of $37.6 million for the third quarter of 2004, a 2.2% increase from the third quarter of 2003, and down 2.3% from the second quarter of 2004. Operating revenue was impacted by the final federally mandated step-down in switched access rates and a billing dispute with a LEC that the company is vigorously contesting. Mpower's core customer revenue, which consists of revenue from the sale of data and voice services, showed strong growth and increased to $34.4 million in the third quarter of 2004, up 5.1% over the third quarter of 2003 and up 2.3% over the second quarter of 2004.

"We are pleased with the ongoing positive trend in core customer revenue growth as we continue to shift our business to higher margin T1-based services. T1 loops in service in the third quarter were up 13% over the prior quarter and increased 52% over the prior year quarter," stated Mpower Holding Corporation Chairman and Chief Executive Officer Rolla P. Huff. "The momentum in our current business combined with the all-data revenue stream and extensive California statewide SONET-based fiber network we are acquiring from ICG, should further accelerate our growth trajectory."

Adjusted gross margin from continuing operations for the third quarter of 2004 was $19.6 million, a 2.8% improvement over the third quarter of 2003 and slightly below the $20.8 million in adjusted gross margin reported in the second quarter of 2004. Adjusted gross margin was 52.1% of revenue in the third quarter of 2004, compared to 51.8% in the third quarter of 2003 and 53.9% in the second quarter of 2004. Adjusted gross margin is calculated as gross margin excluding depreciation and amortization expense related to cost of operating revenues. Gross margin, which includes depreciation and amortization, was $17.6 million in the third quarter of 2004, $17.1 million in the third quarter of 2003, and $18.8 million in the second quarter of 2004.

Selling, general and administrative expenses from continuing operations, excluding depreciation and amortization, were reduced to $17.6 million in the third quarter of 2004, a 2.7% improvement from the third quarter of 2003 and a 3.2% improvement over the second quarter of 2004, partly due to reductions in property tax liabilities and bad debt allowances.

Mpower reported its fifth consecutive quarter of positive Adjusted EBITDA results, ending the third quarter of 2004 with positive Adjusted EBITDA of $2.0 million. While slightly below the $2.6 million of positive Adjusted EBITDA in the second quarter of 2004 due to the reduction in switched access rates, this represents a 103.7% increase over the positive Adjusted EBITDA in the third quarter of 2003.

The company's loss from continuing operations was $1.9 million in the third quarter of 2004, as compared to a $1.3 million loss from continuing operations in the second quarter of 2004, and an 8% improvement over the third quarter of 2003.

Mpower reported a third quarter 2004 net loss of $1.3 million, compared to a $1.2 million net loss in the third quarter of 2003 and a $1.4 million net loss in the second quarter of 2004. For the third quarter of 2004, the company's basic and diluted loss per share before discontinued operations was $0.02, and its basic and diluted net loss per share was $0.02.

Capital expenditures were $2.9 million in the third quarter of 2004. The company ended the third quarter of 2004 with approximately $34.1 million in unrestricted cash, a $4.8 million increase over the fourth quarter of 2003 and up $1.7 million from the end of the second quarter 2004. This increase was generated from operating results and various changes in working capital accounts.

ICG Acquisition and Revised Guidance
On October 22, 2004, Mpower announced it was acquiring ICG Communications' California retail and wholesale customers and network assets including a 1,412 route mile statewide self-healing DWDM and SONET-based fiber ring and 915 route miles of fully-survivable metropolitan SONET-based fiber rings which connect 128 commercial buildings and 33 collocations.

It is anticipated and assumed for the purposes of the following guidance, that the ICG acquisition will close at the end of 2004 and therefore any impact on operating revenue and Adjusted EBITDA is not included in the fourth quarter 2004 guidance. Mpower expects operating revenue for the fourth quarter of 2004 to be approximately $39.4 million, resulting in total operating revenue for 2004 at the low-end of the company's previously provided financial guidance. Adjusted EBITDA for the fourth quarter of 2004 is projected to be approximately $1.0 million, resulting in total Adjusted EBITDA for 2004 in the mid-range of the company's previously provided guidance. Capital expenditures are expected to be approximately $3.5 million in the fourth quarter of 2004 resulting in approximately $9.5 million for the full-year and consistent with the guidance the company provided last quarter.

As a result of the ICG acquisition, Mpower today updated its financial guidance to include ICG for full-year 2005 and provided new guidance for full-year 2006. The company's operating revenue guidance for full-year 2005 is $200 million to $208 million and full-year 2006 operating revenue is projected at $220 million to $230 million. Mpower is increasing its full-year 2005 Adjusted EBITDA guidance to $18 million to $21 million and providing 2006 Adjusted EBITDA guidance of $35 million to $39 million. Total capital expenditures are expected to be in the range of $10 million to $12 million in each of 2005 and 2006.

Mpower expects to incur transition expenses related to the integration of the ICG assets of $7 million to $8 million over the next 9 to 12 months including $1.5 million to $1.6 million of expenses forecasted as Other Expense in 2005 guidance. These expenses are not included in the Adjusted EBITDA and capital expenditure guidance provided above.

Financial Statements and Reconciliation to GAAP
See the attached Financial Statements and Reconciliation to GAAP, which are an integral part of this press release, for our presentation of the most directly comparable GAAP measures to our use of the non-GAAP financial measures Adjusted Gross Margin and Adjusted EBITDA, which are Gross Margin including depreciation and amortization expense, and Net Income (Loss), and a reconciliation of these measures to GAAP.


Company Presentation
A PowerPoint presentation and business model detailing Mpower's quarterly results and financial projections can be found on the company's Web site at www.mpowercom.com.

Conference Call to Discuss Third Quarter 2004 Results and ICG California Acquisition
Mpower will host a conference call to discuss the details of its third quarter 2004 financial and operating results in addition to the ICG California acquisition.
Date:             Friday, October 29, 2004
Time:             10:00 a.m. (Eastern time)
Dial-in Number:   1-866-769-3706
Replay Number:    1-877-519-4471, PIN #5304643
                  From Friday, October 29, 2004 at 1:00 p.m. Eastern through
                  Thursday, November 4, 2004 at 5:00 p.m. Eastern

Use of Non-GAAP Financial Information
The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of Mpower's use of non-GAAP financial measures, Adjusted Gross Margin and Adjusted EBITDA, to supplement Mpower's consolidated financial statements presented on a GAAP basis, as well as the use of Adjusted EBITDA in forecasted guidance, Regulation G requires Mpower to include in this press release a presentation of the most directly comparable GAAP measures, which are Gross Margin, which includes depreciation and amortization expense, and Net (Loss) Income, and a reconciliation of the measures to GAAP. Mpower has presented a reconciliation of these measures for each of the periods presented above. The non-GAAP measure Adjusted EBITDA provides an enhancement to an overall understanding of Mpower's past financial performance and prospects for the future as well as useful information to investors because of (i) the historical use by Mpower of Adjusted EBITDA as a performance measurement; (ii) the value of Adjusted EBITDA as a measure of performance before gains, losses or other charges considered to be outside the company's core business operating results; and (iii) the use of the Adjusted EBITDA, or a similar term, by almost all companies in the CLEC sector as a measurement of performance. Mpower has excluded from its presentation of Adjusted EBITDA network optimization costs (which are costs resulting principally from the closure of certain of its markets), stock-based compensation, gains on sales of assets, gains or losses on investments, agent selling expense -- warrants, reorganization expenses, gain on discharge of debt, and other income because Mpower does not believe that including such items in Adjusted EBITDA provides investors with an appropriate measure of determining Mpower's performance in its core business. The non-GAAP measure Adjusted Gross Margin provides an enhancement to an overall understanding of Mpower's past financial performance and prospects for the future as well as useful information to investors because of (i) the historical use by Mpower of this measure as a performance measurement and (ii) the use of a similar calculation by almost all companies in the CLEC sector as a measurement of performance. Adjusted Gross Margin is calculated as gross margin excluding depreciation and amortization expense because Mpower does not believe that including such items in the calculation of Adjusted Gross Margin provides investors with an appropriate measure of analyzing Mpower's historical financial performance or for comparing other similar companies in the CLEC sector. Mpower's utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for net loss, loss from continuing operations, cash flow, gross margin and other measures of financial performance prepared in accordance with GAAP. Adjusted Gross Margin and Adjusted EBITDA are not GAAP measurements and Mpower's use of them may not be comparable to similarly titled measures employed by other companies in the telecommunications industry.

About Mpower Holding Corporation
Mpower Holding Corporation (AMEX: MPE) is the parent company of Mpower Communications, a leading facilities-based broadband communications provider offering a full range of data, telephony, Internet access and Web hosting services for small and medium-size business customers. Further information about the company can be found at www.mpowercom.com.

Forward-Looking Statements
Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Mpower cautions investors that certain statements contained in this press release that state our and/or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Management wishes to caution the reader that these forward-looking statements are not historical facts and are only estimates or predictions. Actual results, including projections with respect to Mpower's future operating performance and the revenues and operating income generated by the business acquired from ICG may differ materially from those projected as a result of risks and uncertainties including, but not limited to, our ability to retain ICG customers and to increase revenues from the acquired ICG business, our ability to effectively integrate the ICG business into our operations, unexpected costs of integrating the ICG business into our operations, future sales growth, changes in federal or state telecommunications regulations, market acceptance of our product and service offerings, the liquidity of our common stock, our ability to secure adequate financing or equity capital to fund our operations and network expansion, our ability to manage growth and maintain a high level of customer service, the performance of our network and equipment, our ability to enter into strategic alliances or transactions, the cooperation of incumbent local exchange carriers in provisioning lines and interconnecting our equipment, regulatory approval processes, the effect of regulatory decisions on our access charges and operating costs, changes in technology, price competition, and other market conditions and risks detailed from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.

Contacts
Mpower Communications Investor Contact:     Mpower Communications Media Contact:
Gregg Clevenger, Chief Financial Officer    Michele Sadwick, Vice President
Telephone:  585-218-6547                    Telephone:  585-218-6542
Email: invest@mpowercom.com                 Email:  msadwick@mpowercom.com
       --------------------                         ----------------------

FINANCIAL STATEMENTS and RECONCILIATION to GAAP

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                                                             Mpower Holding           Mpower Holding           Mpower Holding
BALANCE SHEET (amounts in $ thousands)                     September 30, 2004          June 30, 2004          December 31, 2003
-----------------------------------------------------------------------------------------------------------------------------------

Current Assets
  Cash & Cash Equivalents                                         $34,077                  $32,356                  $29,307
  Accounts Receivable, net                                         10,399                   11,611                   14,076
  Other Receivables                                                 1,685                    2,012                    5,039
  Prepaid Expenses and Other Current Assets                         2,388                    2,353                    4,579
                                                       ----------------------------------------------------------------------------
  Total Current Assets                                             48,549                   48,332                   53,001
Property and Equipment, net                                        31,449                   31,296                   33,762
Long-Term Restricted Cash & Cash Equivalents                        9,492                    9,479                    9,537
Intangibles, net                                                    5,512                    6,658                    8,948
Other Assets                                                        4,233                    4,109                    3,781
Total Assets                                                      $99,235                  $99,874                 $109,029
-----------------------------------------------------------------------------------------------------------------------------------

Current Liabilities
  Current Maturities of Capital Lease Obligations                      $-                      $66                     $256
  Accounts Payable                                                 12,450                   10,467                   15,752
  Accrued Sales Tax Payable                                         3,275                    3,603                    3,647
  Accrued Property Taxes Payable                                    1,804                    2,970                    2,818
  Accrued Bonus                                                     1,381                      921                    2,388
  Deferred Revenue                                                  4,903                    4,867                    4,696
  Accrued Other Expenses                                           10,001                   10,264                   11,020
                                                       ----------------------------------------------------------------------------
  Total Current Liabilities                                        33,814                   33,158                   40,577
Long-Term Deferred Revenue                                          1,909                    1,978                    2,211
                                                       ----------------------------------------------------------------------------
  Total Liabilities                                                35,723                   35,136                   42,788
Common Stock                                                           78                       78                       78
Additional Paid-in Capital                                        104,019                  103,899                  103,735
Accumulated Deficit                                               (40,585)                 (39,239)                 (37,572)
                                                       ----------------------------------------------------------------------------
  Total Stockholders' Equity                                       63,512                   64,738                   66,241
Total Liabilities and Stockholders' Equity                        $99,235                  $99,874                 $109,029
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                                                       ----------------------------------------------------------------------------
                                                                Mpower Holding           Mpower Holding           Mpower Holding
STATEMENT OF OPERATIONS (amounts in $ thousands,              Three Months Ended       Three Months Ended       Three Months Ended
     except share and per share amounts)                      September 30, 2004          June 30, 2004         September 30, 2003
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Operating Revenues:
  Core Customer                                                   $34,360                  $33,585                  $32,708
  Switched Access                                                   3,233                    4,911                    4,089
                                                       ----------------------------------------------------------------------------
  Total Operating Revenues                                         37,593                   38,496                   36,797

Operating Expenses:
  Cost of Operating Revenues (exclusive of depreciation and
    amortization shown separately below. See Note 1.)              18,007                   17,740                   17,737
  Selling, General and Administrative (exclusive of depreciation
    and amortization shown separately below. See Note 1.)          17,598                   18,171                   18,084
  Agent Selling Expense - Warrants                                     94                       41                       -
  Stock-Based Compensation Expense                                     13                       39                       43
  Network Optimization Cost                                             -                        -                     (954)
  Gain on Sale of Assets, net                                        (108)                     (62)                    (185)
  Depreciation and Amortization                                     3,875                    3,879                    4,121
                                                       ----------------------------------------------------------------------------
  Total Operating Expenses                                         39,479                   39,808                   38,846

Loss from Continuing Operations                                    (1,886)                  (1,312)                  (2,049)

Loss on Sale of Investments                                           (11)                     -                        -
Other Expense                                                         -                        (95)                     -
Interest Income                                                       104                       77                       40
Interest Expense                                                      (61)                     (67)                     (102)
                                                       ----------------------------------------------------------------------------
Loss before Discontinued Operations                                (1,854)                  (1,397)                  (2,111)

Income (Loss) from Discontinued Operations                            508                       (7)                     922
                                                       ----------------------------------------------------------------------------
Net Loss                                                          ($1,346)                 ($1,404)                 ($1,189)

Basic and Diluted Weighted Average Shares Outstanding          78,476,418               78,417,485               65,762,792

Basic and Diluted (Loss) Income per Share:
Loss before Discontinued Operations                                ($0.02)                  ($0.02)                  ($0.03)
Income (Loss) from Discontinued Operations                          $0.00                    $0.00                    $0.01
Net Loss                                                           ($0.02)                  ($0.02)                  ($0.02)

Adjusted Gross Margin                                             $19,586                  $20,756                  $19,060
  Adjusted Gross Margin (% of Revenue)                              52.1%                    53.9%                    51.8%

Adjusted EBITDA                                                    $1,988                   $2,585                     $976
  Adjusted EBITDA (% of Revenue)                                     5.3%                     6.7%                     2.7%






RECONCILIATION TO GAAP (amounts in $ thousands)               September 30, 2004          June 30, 2004         September 30, 2003
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Adjusted Gross Margin                                             $19,586                  $20,756                  $19,060
Depreciation and Amortization (related to Cost of Operating
   Revenues)                                                       (2,024)                  (1,964)                  (1,957)
                                                       ----------------------------------------------------------------------------
Gross Margin (GAAP)                                               $17,562                  $18,792                  $17,103

RECONCILIATION TO GAAP (amounts in $ thousands)               September 30, 2004          June 30, 2004         September 30, 2003
-----------------------------------------------------------------------------------------------------------------------------------

Adjusted EBITDA                                                    $1,988                   $2,585                     $976
Agent Selling Expense - Warrants                                      (94)                     (41)                     -
Depreciation and Amortization                                      (3,875)                  (3,879)                  (4,121)
Gain on Sale of Assets, net                                           108                       62                      185
Stock-Based Compensation Expense                                      (13)                     (39)                     (43)
Network Optimization Cost                                             -                        -                        954
                                                       ----------------------------------------------------------------------------
Loss from Continuing Operations                                    (1,886)                  (1,312)                  (2,049)
Loss on Sale of Investment                                            (11)                     -                        -
Other Expense                                                           -                      (95)                     -
Interest Income                                                       104                       77                       40
Interest Expense                                                      (61)                     (67)                    (102)
                                                       ----------------------------------------------------------------------------
Loss before Discontinued Operations                                (1,854)                  (1,397)                  (2,111)
Income (Loss) from Discontinued Operations                            508                       (7)                     922
                                                       ----------------------------------------------------------------------------
Net Loss (GAAP)                                                   ($1,346)                 ($1,404)                 ($1,189)

Note 1: Cost of operating revenues is exclusive of depreciation and amortization of $2,024, $1,964 and $1,957 for the three months ended September 30, 2004, June 30, 2004, and September 30, 2003. Selling, general and administrative is exclusive of depreciation and amortization of $1,851, $1,915 and $2,164 for the three months ended September 30, 2004, June 30, 2004, and September 30, 2003.

                                                                   Mpower Only (A)                    Combined Pro Forma (B)
                                                       ----------------------------------------------------------------------------
GUIDANCE (amounts in $ thousands)                                     4Q 2004                     2005                     2006
-------------------------------------------------
                                                                   Approximately               Low - High               Low - High
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Operating Revenue                                                        $39,400      $200,000 - $208,000      $220,000 - $230,000

Adjusted EBITDA                                                           $1,000       $18,000  - $21,000       $35,000 -  $39,000
Depreciation and Amortization                                            ($4,250)                ($22,000)                ($23,000)
Gain on Sale of Assets, net                                                  $75                     $300                     $300
Agent Selling Expense - Warrants                                            ($50)                   ($200)                   ($200)
Stock-Based Compensation Expense                                            ($50)                   ($200)                   ($200)
                                                       ----------------------------------------------------------------------------
(Loss) Income from Continuing Operations                                 ($3,275)      ($4,100) - ($1,100)      $11,900 -  $15,900
Interest Income                                                             $100                     $400                     $500
Interest Expense                                                            ($60)      ($3,600) - ($3,500)      ($3,600)-  ($3,500)
Other Expense (including transition expenses in 2005)                         $0       ($1,600) - ($1,500)                      $0
                                                       ----------------------------------------------------------------------------
(Loss) Income before Discontinued Operations                             ($3,235)      ($8,900) - ($5,700)       $8,800 -  $12,900
Loss from Discontinued Operations                                           ($60)                   ($300)                   ($300)
                                                       ----------------------------------------------------------------------------
Net (Loss) Income (GAAP) (C)                                             ($3,295)      ($9,200) - ($6,000)       $8,500 -  $12,600

Total CAPEX                                                               $3,500       $10,000  - $12,000       $10,000 -  $12,000
                                                       ----------------------------------------------------------------------------


A Total year 2004 guidance is based only on Mpower's forecasted results on a stand-alone basis. No impact is reflected from the ICG asset acquisition announced on October 22, 2004.

B 2005 and 2006 guidance is based on the combined results of Mpower and ICG on a pro-forma basis.

C Depreciation and amortization, interest expense, transition expenses, and possibly certain other items that reconcile Adjusted EBITDA to the GAAP measurement Net Income (Loss) are subject to adjustment based on purchase accounting standards related to the ICG asset acquisition that is still to be finalized. The final amounts may differ materially, or be classified differently, from forecasted amounts used in guidance.